UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2012

GALENA BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

310 N. State Street, Suite 208

Lake Oswego, Oregon 97034

(Address of Principal Executive

Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 855-4253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Initiation of Phase 3 Trial

Galena Biopharma, Inc. (“we,” “us,” “our,” “Galena” or the “Company”) today announced the initiation of its Phase 3 PRESENT trial for NeuVax™ (E75 peptide plus GM-CSF) vaccine in HER2 1+ and 2+ breast cancer patients (often referred to as HER2 negative) in the adjuvant setting to prevent recurrence. A copy of our press release is as follows:

Galena Biopharma Initiates Patient Enrollment in NeuVax™

Phase 3 PRESENT Trial to Prevent Breast Cancer Recurrence

•	NeuVax adjuvant therapy intended for patients not eligible for Herceptin® (trastuzumab) therapy

•	Phase 3 trial being conducted under FDA-approved Special Protocol Assessment; initiated ahead of schedule

Lake Oswego, Oregon, January 20, 2012 — Galena Biopharma, Inc. (NASDAQ: GALE), a biotechnology company focused on developing innovative, targeted oncology treatments, today announced the initiation of its Phase 3 PRESENT trial for NeuVax™ (E75 peptide plus GM-CSF) vaccine in HER2 1+ and 2+ breast cancer patients (often referred to as HER2 negative) in the adjuvant setting to prevent recurrence.

“Approximately fifty percent of breast cancer patients have tumors that are HER2 1+ or 2+. These patients are successfully rendered disease-free following treatment with current standards of care, and then are sent home to watch and wait with the hope their cancer never returns. Our encouraging findings from the previous Phase 1/2 clinical trial show that NeuVax may provide a significant benefit to maintain disease-free survival in these patients who have no other [adjuvant therapy/treatment] options,” added Beth Mittendorf, M.D., Assistant Professor, Department of Surgical Oncology, University of Texas MD Anderson Cancer Center and principal investigator for the PRESENT Phase 3 study.

The PRESENT (Prevention of Recurrence in Early-Stage, Node-Positive Breast Cancer with Low to Intermediate HER2 Expression with NeuVax Treatment) study is a randomized, multicenter, multinational clinical trial that will enroll approximately 700 breast cancer patients. The trial design has been updated to include current National Comprehensive Cancer Network guidelines and recently received Special Protocol Assessment (SPA) concurrence from the U.S. Food and Drug Administration (FDA). Based on a successful Phase 2 trial, which achieved its primary endpoint of disease-free survival (DFS), the FDA has agreed that the design and planned analysis of the Phase 3 study adequately address the objectives necessary to support an acceptable regulatory submission for marketing approval.

“NeuVax addresses a critical unmet medical need, well-recognized by investigators, and the interest from potential patients is very high,” said Rosemary Mazanet, M.D., Ph.D., Chief Medical Officer. “We are grateful to our investigators and our clinical trial sites for their ongoing feedback and support in reaching this crucial first step of enrolling patients ahead of schedule.”

The NeuVax Phase 3 trial will be conducted in adjuvant breast cancer patients who are node positive, have an HLA status of A2/A3+, and have low or intermediate HER2 expression (IHC 1+, 2+, sometimes referred to as HER2 negative). These patients are not eligible to receive Herceptin® (trastuzumab, marketed by Roche-Genentech) therapy that is currently approved only for patients with high HER2, or 3+ expression.

Once qualified patients have achieved a complete response from current standard-of-care treatment (surgery, radiation and/or chemotherapy), they will be randomized and dosed with either NeuVax or control (placebo plus GM-CSF). Patients will receive one intradermal injection every month for six months, followed by a booster inoculation every six months thereafter. The primary endpoint is disease-free survival at three years or 139 events (recurrence of cancer). A data safety monitoring board will conduct an interim analysis for safety and futility after 70 events. Galena is currently on track for the initiation of approximately 100 investigator sites in the U.S. and abroad.

About NeuVax™ (E75)

NeuVax consists of the E75 peptide derived from human epidermal growth factor receptor 2 (HER2) combined with the immune adjuvant granulocyte macrophage colony-stimulating factor (GM-CSF). Treatment with NeuVax stimulates cytotoxic (CD8+) T cells in a highly specific manner to target cells expressing any level of HER2.

According to the National Cancer Institute, over 200,000 women in the U.S. are diagnosed with breast cancer annually. Of these women, about 75 percent test positive for HER2 (IHC 1+, 2+ or 3+). Only 25 percent of all breast cancer patients, those with HER2 3+ disease, are eligible for Herceptin® (trastuzumab; marketed by Roche-Genentech), which had revenues of over $5 billion in 2010. NeuVax targets the remaining 50 percent of HER2-positive patients (HER2 1+ and 2+) who achieve remission with current standard of care, but have no available HER2-targeted adjuvant treatment options to maintain their disease-free status.

About Galena Biopharma

Galena Biopharma, Inc. (NASDAQ: GALE) is a Portland, Oregon-based biopharmaceutical company that develops innovative, targeted oncology treatments that address major unmet medical needs to advance cancer care. For more information please visit us at www.galenabiopharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the possible clinical benefits, expectations, plans and prospects of NeuVax and Galena’s other new product candidates. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those identified under “Risk Factors” in Galena’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q and in other filings Galena periodically makes with the SEC. Actual results may differ materially from those contemplated by these forward-looking statements. Galena does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this presentation.

Contacts:

Madeline Hatton

Toll free: +1 (855) 855-GALE (4253), ext. 109

info@galenabiopharma.com

or

Remy Bernarda

IR Sense, LLC

+1 (503) 400-6995

remy@irsense.com

Recent Complaints

As previously reported by us, on November 21, 2011 Hudson Bay Master Fund, Ltd. (“Hudson Bay”), one of the investors in our April 2011 underwritten public offering, filed a Complaint against us in the United States District Court for the Southern District of New York (the “Court), captioned Hudson Bay Master Fund, Ltd. v. Galena Biopharma, Inc., 11 Civ. 8432 (JPO), alleging that our announced plan to spin-off our RXi Pharmaceuticals Corporation subsidiary, and certain actions taken by us in preparation for the spin-off, gives it the right to require us to repurchase for approximately $1,400,000 the warrants it acquired in our April 2011 underwritten public offering. Hudson Bay also seeks related declaratory and injunctive relief. In addition, Hudson Bay claims that our previously announced sale of common stock in connection with the proposed spin-off has resulted in a reduction in the exercise price of the warrants to at least $0.65, which we have previously acknowledged. On January 6, 2012, we filed our Answer to Hudson Bay’s Complaint.

On January 12, 2012 three other warrant holders affiliated with each other filed a Complaint in the Court, captioned Tenor Opportunity Fund, Ltd., Aria Opportunity Fund, Ltd. and Parsoon Opportunity Fund, Ltd. v. Galena Biopharma, Inc., 12 CIV 0260, and on January 20, 2012 another warrant holder filed its own Complaint in the Court, captioned Cranshire Capital Master Fund, Ltd. v. Galena Biopharma, Inc., 12 CIV 0493. In these latest Complaints, which are substantially identical to the Hudson Bay Complaint, the warrant holders also claim that our planned spin-off of RXi and related actions give them the right to require us to repurchase for a total of approximately $2,800,000 our outstanding warrants held by them.

We believe that we have valid defenses to the claims made in the foregoing Complaints, and intend to defend the claims vigorously. It is too early in the proceedings, however, to predict the outcome of these matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.

Date: January 20, 2012	By:	/s/ Mark J. Ahn
Mark J. Ahn
President, Chief Executive Officer and Chief Financial Officer

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